Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Report of Seychelle Environmental Technologies, Inc. on Form 10-SB/A, Amendment Number 5, of our report dated August 17, 2007, on the consolidated financial statements of Seychelle Environmental Technologies Inc., as of February 28, 2007 and for the years ended February 28, 2007 and 2006.

/S/WINDES & McCLAUGHRY ACCOUNTANCY CORPORATION
Windes & McClaughry Accountancy Corporation
 Irvine, California
 November 20, 2007